CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Other Service Providers" and "Financial Statements and Reports" in the Statements of Additional Information and to the incorporation by reference of our reports dated May 9, 2005 on the financial statements and financial highlights of Williamsburg Investment Trust, comprised of Davenport Equity Fund, FBP Value Fund, FBP Balanced Fund, The Jamestown Balanced Fund, The Jamestown Equity Fund, The Jamestown Tax Exempt Virginia Fund, The Jamestown International Fund, The Government Street Mid-Cap Fund, The Government Street Equity Fund, The Government Street Bond Fund, and The Alabama Tax Free Bond Fund, in Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A, No. 033-25301), included in the Annual Reports to Shareholders for the fiscal year ended March 31, 2005, filed with the Securities and Exchange Commission.


                                                  /s/ ERNST & YOUNG LLP


Cincinnati, Ohio
May 27, 2005